EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 0-28606) of our report dated March 26, 1997, on our audits of the financial statements of NuWave Technologies, Inc. (a development stage company). We also consent to the reference to our firm under the caption "Experts."


                                        /s/  Coopers & Lybrand L.L.P.

New York, New York
March 3, 1998